Exhibit 99-B
FORD MOTOR CREDIT COMPANY
Offer to Exchange
9.75% Notes due September 15, 2010
and
Floating Rate Notes due June 15, 2011
for
the Outstanding Old Notes Listed Below
(PURSUANT TO THE PROSPECTUS DATED                         , 2007)

			Maturity Date	Aggregate
CUSIP	ISIN	Coupon of Old Notes	of Old Notes	Principal Amount

345397UY7	US345397UY71
U34539FQ1	USU34539FQ15	9.75%	9/15/2010	$1,520,671,000
345397UZ4	US345397UZ47
U34539FR9	USU34539FR97	Floating Rate	6/15/2011	$1,044,646,000
The offer with respect to each series of old notes (as defined below) will expire at 5:00 p.m., New York City time, on                     , 2007, unless extended by Ford Credit (such date and time, as they may be extended, the “expiration date”).

To: BROKERS, DEALERS, COMMERCIAL BANKS,	, 2007

TRUST COMPANIES AND OTHER NOMINEES:
      Ford Motor Credit Company (“Ford Credit”), is offering, on the terms and subject to the conditions described in the prospectus enclosed herewith (the “prospectus”), to exchange its 9.75% Notes due September 15, 2010 (the “old fixed rate notes”) and its Floating Rate Notes due June 15, 2011 (the “old floating rate notes” and, together with the old fixed rate notes, the “old notes”), both issued on June 5, 2006 in a transaction that was exempt from registration under Rule 144A and Regulation S issued under the Securities Act of 1933, as amended, referred to hereafter as the “Securities Act”. This offer is referred to hereafter as the “exchange offer.”
      The exchange offer contemplates the exchange of old fixed rate notes for a like principal amount of new 9.75% Notes due September 15, 2010 (the “new fixed rate notes”) and the exchange of old floating rate notes for a like principal amount of new Floating Rate Notes due June 15, 2011 (the “new floating rate notes” and, together with the new fixed rate notes, the “new notes”). The form and terms of each series of the new notes are identical in all material respects to the form and terms of the corresponding series of old notes except that the new notes have been registered under the Securities Act and, therefore, generally will be freely tradeable. The new notes will bear a different CUSIP number and ISIN than the old notes and will not entitle their holders to registration rights.
      Only registered holders of old notes are entitled to participate in the exchange offers. Participants in DTC may (a) electronically transmit their tenders of old notes in the exchange offers by causing DTC to transfer the old notes to the exchange agent in accordance with DTC’s ATOP procedures for transfers or (b) if the old notes are held in certificated form, complete and sign the letter of transmittal or a facsimile copy of the letter of transmittal in accordance with the instructions in the letter of transmittal, mail or deliver it and any other required documents to the exchange agent, and deliver the certificates for the tendered old notes to the exchange agent (or transfer such old notes pursuant to the book-entry transfer procedures described in the prospectus). A tendering holder must deliver a duly executed, notarized and authenticated letter of transmittal or agent’s message to the exchange agent in order to validly tender old notes pursuant to the exchange offers, as described in the prospectus.

      If you are holding old notes through Euroclear or Clearstream and you wish to tender such old notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account with respect to the tendered old notes in accordance with the procedures established by Euroclear and Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering the old notes.
      Ford Credit is requesting that you contact your clients for whom you hold old notes registered in your name or in the name of your nominee in connection with the exchange offers. In addition, we ask you to contact your clients who, to your knowledge, hold old notes registered in their own names. Ford Credit will not pay any fees or commissions to any broker, dealer or other person (other than the exchange agent as described in the prospectus) in connection with the solicitation of tenders of old notes pursuant to the exchange offer. Ford Credit will pay any transfer taxes applicable to the tender of old notes to it or its order, except as otherwise provided in the prospectus and the letter of transmittal.
      For your information and for forwarding to your clients, Ford Credit is enclosing the following documents:

1.	prospectus dated , 2007;

2.	a letter of transmittal for your use and for the information of your clients; and

3.	a form of letter that may be sent to your clients for whose account you hold old notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the exchange offers.
      YOUR PROMPT ACTION IS REQUESTED. THE OFFER WITH RESPECT TO EACH SERIES OF OLD NOTES WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON                     , 2007, UNLESS EXTENDED BY FORD CREDIT (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
      IN ORDER TO MEET THE DEADLINES SET FORTH IN THE PROSPECTUS, CUSTODIANS AND CLEARING SYSTEMS MAY REQUIRE ACTION ON A DATE PRIOR TO THE EXPIRATION DATE. ADDITIONALLY, THEY MAY REQUIRE FURTHER INFORMATION IN ORDER TO PROCESS ALL REQUESTS TO TENDER. HOLDERS ARE URGED TO CONTACT THEIR CUSTODIANS AND CLEARING SYSTEMS AS SOON AS POSSIBLE TO ENSURE COMPLIANCE WITH THEIR PROCEDURES AND DEADLINES.
      Pursuant to the letter of transmittal, each holder of old notes will represent to Ford Credit that:

•	the new notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving the new notes, whether or not the person is the holder;

•	neither the holder nor any other recipient of the new notes (if different than the holder) is participating or engaged in, intends to participate or engage in, or has any arrangement or understanding with any person to participate in, the distribution of the old notes or new notes;

•	neither the holder nor any other recipient is an “affiliate” of Ford Credit within the meaning of Rule 405 promulgated under the Securities Act or, if the holder or such recipient is an affiliate, that the holder or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the signatory is a broker-dealer, it has not entered into any arrangement or understanding with Ford Credit or any “affiliate” of Ford Credit within the meaning of Rule 405 promulgated under the Securities Act to distribute the new notes;

•	if the signatory is a broker-dealer, the signatory further represents and warrants that if it will receive new notes for its own account in exchange for old notes that were acquired as a result of market- making activities or other trading activities, the signatory will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of new notes received in the exchange offer; and

•	the holder is not acting on behalf of any person or entity that could not truthfully make these representations and warranties.

      To participate in the exchange offers, a duly executed and properly completed letter of transmittal, with any required signature guarantees and any other required documents, and certificates representing the old notes (or a timely confirmation of book-entry transfer of such old notes into the exchange agent’s account at DTC) should be sent to the exchange agent, all in accordance with the instructions set forth in the prospectus and the letter of transmittal.
      Any inquiries you may have with respect to the exchange offers or requests for additional copies of the enclosed materials should be directed to the exchange agent at its address and telephone number set forth in the letter of transmittal.

Very truly yours,

Ford Motor Credit Company
      NOTHING IN THIS LETTER OR IN THE ENCLOSED DOCUMENTS DESIGNATES YOU OR ANY OTHER PERSON AS AN AGENT OF FORD CREDIT OR THE EXCHANGE AGENT OR AUTHORIZES YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.